Exhibit 10.2

Stock   Purchase   Agreement

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made effective as of the 9th day of August 2011, by and among David Cho, Pete Wainscott and David M. Loev (each a “Seller” and collectively the “Sellers”), Petron Energy II, Inc. (the “Purchaser”), and Restaurant Concepts of America Inc. (the “Company”), each sometimes referred to herein as a “Party” and collectively the “Parties.”

PRELIMINARY STATEMENTS

A.
Sellers own an aggregate of 10,000,000 restricted shares of common stock (the “Shares” or the “Common Stock”) of the Company, whose common stock is quoted on the OTCBB market under the ticker symbol “RCNC”; and

B.
Sellers are willing to sell the Shares to the Purchaser, on the terms, provisions and conditions set forth herein and in the amounts set forth on the Purchaser’s signature page of this Agreement below.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers and Purchaser do hereby agree as follows:

ARTICLE I
Purchase and Sale of the Shares

Section 1.01.  Purchase and Sale.  On the Closing Date (as defined below) and upon the terms and subject to the conditions set forth herein, the Sellers shall deliver the Shares of the Company to the Purchaser free and clear of all liens and Purchaser shall purchase the Shares from the Sellers in accordance with Section 1.02 below.

Section 1.02.  Purchase Price.  The purchase price (the “Purchase Price”) for the Shares shall be $232,750.

(a)	A total of $32,500 of the Purchase Price has previously been paid to the Company for the benefit of the Sellers (the “Deposit and Filing Fees”);

(b)	A total of $50,000 of the Purchase Price (representing an additional amount than as provided in Section (a) above) shall be paid to the Company prior to Closing (the “Additional Payment”); and

(c)
The remaining $150,250 of the Purchase Price (representing an additional amount than as provided in Sections (a) and (b) above) shall be payable to the Sellers at the Closing, provided that the Purchase Price will first be used to satisfy the Company’s outstanding liabilities (such that the Company will have no liabilities immediately subsequent to Closing) with the remaining amount of the Purchase Price payable to the Sellers pro rata with the Shares sold to the Purchaser pursuant to this Agreement.

Section 1.03.  Time and Place of Closing.  Subject to the satisfaction or waiver of the conditions herein, the closing (the “Closing”) of the transactions contemplated by this Agreement shall take place on or before August 10, 2011 (the “Closing Date”), provided that the Purchaser shall have the right to extend the Purchase Price for an additional 28 days by paying the Sellers $15,000 (which shall be in addition to the Purchase Price) prior to August 10, 2011, at which time the Closing Date shall be extended to September 8, 2011.  The Deposit and Filing Fees, Additional Payment and Extension Payment shall be non-refundable in the event this Agreement does not close for any reason other than a breach of this Agreement by the Sellers or the Company.

Section 1.04.  Delivery of the Shares; Payment of Purchase Price.  At Closing: (a) the Sellers shall deliver to the Purchaser (i) the certificates representing the Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with medallion signature guaranty, with all taxes attributable to the transfer and sale of the Shares paid by the Sellers; and (b) the Purchaser shall deliver to the Sellers the amount of the Purchase Price not previously paid in accordance with Section 1.02.   The Purchaser shall purchase that number of Shares as set forth by such Purchaser’s name on the signature page of this Agreement below.

ARTICLE II
Representations and Warranties of Sellers

Subject to all of the terms, conditions and provisions of this Agreement, each Seller, individually represents and warrants to Purchaser, as of the date hereof and as of the Closing, as follows:

Section 2.01.  Authority.  The Seller has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  The Seller has duly and validly executed and delivered this Agreement and will, on or prior to the Closing, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Seller, as applicable, enforceable against the Seller, as applicable, in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 2.02.  No Conflict.  The execution and delivery by the Seller of this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not, by the lapse of time, the giving of notice or otherwise:  (a) constitute a violation of any law; or (b) result in or require the creation of any lien upon the Shares.

Section 2.03.  Title to Shares.  Each Seller is the sole record and beneficial owner of the Shares set forth next to such Seller’s name on the signature page hereof (“Seller’s Shares”) and has good and marketable title to all of the Seller’s Shares, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances and shall not, until the transactions contemplated by this Agreement are closed, or this Agreement is terminated, sell, hypothecate, encumber, transfer or otherwise dispose of the Seller’s Shares.   Each Seller has sole managerial and dispositive authority with respect to such Seller’s Shares and has not granted any person a proxy or option to buy the Seller’s Shares that has not expired or been validly withdrawn.  The sale and delivery of the Seller’s Shares to Purchaser pursuant to this Agreement will vest in Purchaser the legal and valid title to the Seller’s Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”).

Section 2.04.  Brokers, Finders and Financial Advisors.  No broker, finder or financial advisor has acted for Seller in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or other commission in respect thereof based in any way on any contract with Seller.

Section 2.05.  Decisions Regarding Sale.  Seller has decided to enter into this Agreement and to affect the transactions contemplated herein of his, her or its own volition, and has carefully considered and has, to the extent he, she or it believes such discussion necessary, discussed with his, her or its professional, legal, tax and financial advisors, the sale of the Shares and the Purchase Price, and has determined to sell the Shares to Purchaser pursuant to this Agreement.  Neither the Company, nor any person affiliated with or representing the Company or its Affiliates has advised Seller to sell the Shares or provided Seller any guidance, advice or instruction regarding the transactions contemplated herein.  No Seller is acting in concert with any other Seller in connection with the sale of the Shares and Seller has made its own decision as to whether to accept the terms and conditions of this Agreement and to sell his, her or its Shares.

Section 2.06. Status of Shares. The Shares are “Restricted Securities” as such term is defined under Rule 144 of the Securities Act of 1933, as amended.

ARTICLE III
Representations and Warranties of the Company

Subject to all of the terms, conditions and provisions of this Agreement, the Company represents and warrants to Purchaser, as of the date hereof and as of the Closing, as follows:

Section 3.01.  Organization and Qualification.  The Company is a Nevada corporation, duly organized, validly existing under the laws of the State of Nevada.  The Company has all requisite power and authority, corporate or otherwise, to own, lease and operate its assets and properties and to carry on its business as now being conducted.

Section 3.02.  Capitalization of the Company.  There are 100,000,000 shares of common stock, $0.001 par value per share, authorized of the Company, of which 10,110,003 shares of common stock are issued and outstanding and 10,000,000 shares of preferred stock, $0.001 par value per share, authorized of the Company, of which no shares are currently issued and outstanding.  All of the outstanding shares of common stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of preemptive rights.  There are no outstanding or authorized subscriptions, options, warrants, calls, rights or other similar contracts, including rights of conversion or exchange under any outstanding debt or equity security or other contract, or obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any other shares of capital stock of the Company or any other debt or equity securities convertible into or evidencing the right to subscribe for any such shares of capital stock or obligating the Company to grant, extend or enter into any such contract.

Section 3.03.  Authority.  The Company has duly and validly executed and delivered this Agreement and has authority to enter into this Agreement and perform its obligations hereunder.

Section 3.04.  No Conflict.  The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby, do not and will not, by the lapse of time, the giving of notice or otherwise:  (a) constitute a violation of any law; (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws of the Company; (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract or agreement to which the Company is a party; or (d) result in or require the creation of any lien upon the Shares.

Section 3.05.  Litigation.  There are no claims pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its assets, liabilities and properties before or by any governmental authority or any other person.  The Company has no knowledge of the basis for any claim, which alone or in the aggregate:  (a) could reasonably be expected to result in any liability with respect to either of the Company; or (b) seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby or thereby.  There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against the Company or any of its assets and properties.

Section 3.06.  Consents and Approvals.  No governmental approvals and no notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

Section 3.07.  Liabilities. Sellers shall be responsible for all liabilities of the Company at Closing and shall indemnify the Purchaser against such liabilities subsequent to the Parties entering into this Agreement and subsequent to Closing.

Section 3.08.  Filings.  All of the Company’s SEC filings are accurate in all material respects and contain all necessary disclosures and were duly filed and all required filings are up to date.  The Company is not under and has no knowledge of any facts that would give rise to the SEC sanctioning or otherwise imposing any restrictions on the Company’s ability to file a registration statement or permit that registration statement from going effective in the SEC’s ordinary course.

ARTICLE VI
Representations and Warranties of Purchaser

Subject to all of the terms, conditions and provisions of this Agreement, the Purchaser hereby represents and warrants to the Sellers, as of the date hereof and as of the Closing, as follows:

Section 4.01.  Authority.  Purchaser has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  Purchaser has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto and thereto, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

Section 4.02.  No Conflict.  The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise:  (a) constitute a violation of any law; or (b) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which Purchaser is a party or by which Purchaser is bound or affected.

Section 4.03.  Brokers, Finders and Financial Advisors.   No broker, finder or financial advisor has acted for Purchaser in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or other commission in respect thereof based in any way on any contract with Purchaser.

Section 4.04. Exempt Transaction. Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”) and exempt from registration or qualification under any state law.

Section 4.05.  Representations of Purchaser.  The Purchaser hereby represents, acknowledges and warrants his representation of, understanding of and confirmation of the following (which the Seller and the Company shall be able to rely on for any and all purposes):

(a) Purchaser recognizes that the Shares (the “Securities”) have not been registered under the Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the Act or unless an exemption from registration is available.  Purchaser may not sell the Securities without registering them under the Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale.  The Company is under no obligation to register such Shares under the Act or under any state “Blue Sky” laws;

(b) Purchaser acknowledges that he, she or it is a “sophisticated investor” (i.e., has experience and knowledge in and with investments in companies similar to the Company) and that the Purchaser has, in making Purchaser’s investment decision in connection with the Securities received access to, had an opportunity to review and in fact has reviewed (A) the Company’s Annual Report on Form 10-K for the year ended August 31, 2010; and (B) the Company’s quarterly reports on Form 10-Q for the quarters ended November 30, 2010, February 28, 2011 and May 31, 2011, including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein; has read, reviewed, and relied solely on the documents described in (A) and (B) above (collectively referred to as the “Disclosure Documents”), and an independent investigation made by Purchaser and Purchaser’s representatives, if any of the Company; (C) has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company as filed, along with the Disclosure Documents on the Securities and Exchange Commission’s Edgar website (www.sec.gov); and (D) is not relying on any representations other than those contained in the Disclosure Documents or incorporated therein in connection with such Purchaser’s acceptance of the Securities and investment decision in connection therewith. The Purchaser acknowledges that due to Purchaser’s receipt of and review of the information described above, Purchaser received similar information as would be included in a Registration Statement filed under the Act;

(c) Purchaser has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Securities;

(d) Purchaser recognizes that an investment in the Company is a speculative venture and that the total amount of consideration tendered in connection with this Agreement is placed at the risk of the business and may be completely lost.  The ownership of the Securities as an investment involves special risks;

(e) Purchaser realizes that the Securities cannot readily be sold as they will be restricted securities and therefore the Securities must not be accepted unless Purchaser has liquid assets sufficient to assure that Purchaser can provide for current needs and possible personal contingencies;

(f) Purchaser confirms and represents that he, she or it is able (i) to bear the economic risk of the Securities, (ii) to hold the Securities for an indefinite period of time, and (iii) to afford a complete loss of the Securities.  Purchaser also represents that he, she or it has (i) adequate means of providing for his, her, or its current needs and possible personal contingencies, and (ii) has no need for liquidity in the Securities;

(g) Purchaser has carefully considered and has, to the extent he, she or it believes such discussion necessary, discussed with his, her or its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for his, her or its particular tax and financial situation and his, her or its advisers, if such advisors were deemed necessary, have determined that the Securities are a suitable investment for him, her or it;

(h) Neither the Company nor the Seller is under an obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Shares by the Purchaser, and Purchaser is solely responsible for determining the status, in its hands, of the Shares acquired in the transaction contemplated by this Agreement and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Shares;

(i) Purchaser understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Securities in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS."

Section 4.06.  Shell Company Status. Purchaser represents, acknowledges and warrants its understanding that, pursuant to Rule 144 of the Act (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, the Company is a “shell company” pursuant to Rule 144, and resales of its securities pursuant to Rule 144 may not be made until all of the following criteria set forth in Rule 144(i)(2) have been met: (1) the Company has ceased to be a shell company, (2) the Company is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) the Company has filed all of its required periodic reports (other than 8-k’s) for the prior one year period, and (4) a period of at least twelve months has elapsed from the date “Form 10 like information” was filed with the Securities and Exchange Commission (the “Commission”) reflecting the Company’s status as a non-shell company.  As a result, because none of Company’s securities can be resold pursuant to Rule 144, until at least a year after the Company has complied with Rule 144(i)(2), the Purchaser may not be able to sell the Securities until and unless such securities are registered with the Commission, an exemption for the sales can be relied upon other than Rule 144 and/or until a year after the Company has complied with the requirements of Rule 144(i)(2) as described above.  As a result, the Purchaser may never be able to sell any Securities.  Furthermore, as the Company may not ever comply with Rule 144(i)(2), the Purchaser may be forced to hold such Securities indefinitely.

ARTICLE V
Covenants

Section 5.01.  Further Assurances.  Sellers and Purchaser agree that, from time to time, whether before, at or after the Closing, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or (b) to effect or evidence the transfer to the Purchaser of the Shares held by or in the name of the Sellers.

Section 5.02.  Insider Trading.  The Parties hereby certify that they have not themselves, nor through any third parties, purchased nor caused to be purchased in the public marketplace any publicly traded shares of the Company.  The Parties further certify they have not communicated the nature of the transactions contemplated by this Agreement, are not aware of any disclosure of non public information concerning said transactions, and are not a party to any insider trading of Company shares.

Section 5.03. Public Announcements.  Except as required by law, without the prior written approval of the other Parties, neither Sellers, the Company nor Purchaser will issue, or permit any agent or affiliate thereof to issue, any press release or otherwise make or permit any agent or affiliate thereof to make, any public statement or announcement with respect to this Agreement or the transactions contemplated hereby and thereby, provided however that the Company may take actions consistent with the requirements of Form 8-K to disclose the Agreement and the terms and conditions herein in its required filings on EDGAR.

Section 5.04.  Survival of Representations. All representations, warranties, and agreements made by any Party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any Party.

ARTICLE VI
Conditions to Closing

Section 6.01.  Conditions to Obligations of each of the Parties.  The respective obligations of each Party to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions: (a) no preliminary or permanent injunction or other order, decree or ruling which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect; (b) no claim shall have been asserted, threatened or commenced and no law shall have been enacted, promulgated or issued which would reasonably be expected to (i) prohibit the purchase of, payment for or retention of the Shares by Purchaser or the consummation of the transactions contemplated by this Agreement or (ii) make the consummation of any such transactions illegal; and (c) all approvals legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect at the Closing.

Section 6.02.  Conditions to Obligations of Sellers.  The obligations of Sellers to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as Sellers may waive in writing: (a) Purchaser shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and (b) the representations and warranties of Purchaser in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

Section 6.03.  Conditions to Obligations of Purchaser.  The obligations of Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to Closing of the following additional conditions, except as Purchaser may waive in writing: (a) the Sellers shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; and (b) the representations and warranties of Sellers in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing.

ARTICLE VII
Indemnification

Section 7.01.  Indemnification of Sellers.  Subject to the terms and conditions of this Article VII, Purchaser agrees to indemnify, defend and hold harmless Sellers, their respective affiliates, its respective present and former directors, officers, shareholders, employees and agents and its respective heirs, executors, administrators, successors and assigns (the “Seller Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against, arising out of or resulting from, directly or indirectly:

(a)           the inaccuracy of any representation or breach of any warranty of Purchaser contained in or made pursuant to this Agreement;

(b)           the breach of any covenant or agreement of Purchaser contained in this Agreement;

(c)           any claim to fees or costs for alleged services by a broker, agent, finder or other person claiming to act in a similar capacity at the request of Purchaser in connection with this Agreement; or

(d)           the conduct of the business of the Company after the date of Closing;

provided, however, that Purchaser shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Sellers of any of its obligations under this Agreement or from any Seller Indemnified Party’s gross negligence, fraud or willful misconduct.

Purchaser shall conduct the defense of such claims. Sellers agree to immediately notify Purchaser of any claims and to cooperate with Purchaser’s defense of the claims, at Purchaser’s expense. Sellers further agree to retain all records of the corporation, including but not limited to all contracts with customers effective before the closing date so that the records may be available to Purchaser in conduct of the defense against any such claims.

Section 7.02.  Indemnification of Purchaser.  Subject to the terms and conditions of this Article VII, from and after the Closing, each of the Sellers agree to, defend and hold harmless the Purchaser, its respective affiliates, its respective present and former directors, officers, shareholders, employees and agents and respective heirs, executors, administrators, successors and assigns (the “Purchaser Indemnified Persons”), from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any Purchaser Indemnified Person, arising out of or resulting from, directly or indirectly:

(a)           the inaccuracy of any representation or breach of any warranty of such individual Seller contained in or made pursuant to this Agreement;

(b)           the breach of any covenant or agreement of such Seller;

(c)           any claim to fees or costs for alleged services rendered by a broker, agent, finder or other person claiming to act in a similar capacity at the request of such Seller in connection with this Agreement;

provided, however, that the indemnification rights shall not be joint and several, but shall only apply to the breach of the warranty made by each individual Seller, and each breaching Seller shall be solely responsible for such indemnification rights as attributable to such Seller’s individual breach and no Seller shall be responsible for indemnifying any Purchaser Indemnified Party against the breaches of any other Seller; and provided, further that Sellers shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Purchaser of its obligations under this Agreement or from a Purchaser Indemnified Person’s gross negligence, fraud or willful misconduct.

Each indemnifying Seller shall conduct the defense of such claims. Purchaser agrees to immediately notify Sellers of any claims and to cooperate with Sellers defense of the claims, at Sellers expense.

7.03           Indemnification by the Indemnifying Seller. Subject to the terms and conditions of this Article VII, from and after the Closing, David Cho (the “Indemnifying Seller”) agrees to, defend and hold harmless the Purchaser Indemnified Persons, from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against any Purchaser Indemnified Person, arising out of or resulting from, directly or indirectly:

(a)           the inaccuracy of any representation or breach of any warranty of the Company contained in or made pursuant to this Agreement;

(b)           the breach of any covenant or agreement of the Company;

(c)           the conduct of the business of the Company prior to the Closing; or

(c)           any claim to fees or costs for alleged services rendered by a broker, agent, finder or other person claiming to act in a similar capacity at the request of the Company in connection with this Agreement;

provided, however that the Indemnifying Seller shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Purchaser of its obligations under this Agreement or from a Purchaser Indemnified Person’s gross negligence, fraud or willful misconduct.

The Indemnifying Seller shall conduct the defense of such claims. Purchaser agrees to immediately notify the Indemnifying Seller of any claims and to cooperate with Indemnifying Seller’s defense of the claims, at Indemnifying Seller’s expense.

ARTICLE VIII
Miscellaneous

Section 8.01.   Benefit and Burden.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their successors and permitted assigns.

Section 8.02.  No Third Party Rights.  Nothing in this Agreement shall be deemed to create any right in any creditor or other person not a party hereto other than the Seller Indemnified Persons and Purchaser Indemnified Persons and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party.

Section 8.03.   Amendments and Waiver.  No amendment, modification, restatement or supplement of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom that waiver is sought to be enforced.

Section 8.04.  Assignments.  Purchaser may assign any of its rights, interests and obligations under this Agreement and must notify Sellers in writing.  Any assignee of Purchaser(s) must agree to the terms and conditions hereof and execute an agreement in substantially similar form as this Agreement with the Sellers.

Section 8.05. Counterparts.  This Agreement may be executed in counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

Section 8.06.   Captions and Headings.  The captions and headings contained in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

Section 8.07.   Construction.  The parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the parties hereto.  In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

Section 8.08.  Severability.  Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

Section 8.09.  Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

Section 8.10.  Remedies.  The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate.  As such, the Parties agree that if either Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

Section 8.11.  Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

Section 8.12. Submission to Jurisdiction.  Each of the parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Texas court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Texas court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Texas court.

Section 8.13.  Expenses; Prevailing Party Costs.  Each Seller and Purchaser shall pay their own expenses incident to this Agreement and the transactions contemplated hereby and thereby, including all legal and accounting fees and disbursements, and Sellers shall be solely liable for any and all expenses of the Sellers and/or the Company which are incident to this Agreement and the transactions contemplated hereby and thereby (other than customary general, administrative and overhead expenses incurred in the ordinary course of business) and those expenses set forth in the Term Sheet dated July 8, 2011 relating to the subject matter hereof.  Notwithstanding anything contained herein or therein to the contrary, if any party commences an action against another party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a party of its obligations under this Agreement, the prevailing party in any such action shall be entitled to recover its losses, including reasonable attorneys’ fees, incurred in connection with the prosecution or defense of such action, from the losing party.

Section 8.14. Entire Agreement.  This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the parties, whether written, oral or otherwise.

Section 8.15.  Waiver of Conflict.  The Loev Law Firm, PC (the "Law Firm") has exclusively represented the Company in the preparation of this Agreement and has not undertaken to assist or render legal advice to any of the Sellers or Purchaser in regards to this Agreement, the transactions contemplated herein or the terms and conditions hereof. In this regard, each Seller and Purchaser does hereby acknowledge that any potential conflict of interest existing in connection with such representation or as a result of the fact that David M. Loev, the Managing Partner of the Law Firm is a Seller hereunder (which conflict the Sellers and Purchaser hereby specifically acknowledge and consent to), is hereby waived by each Seller and Purchaser. Furthermore, each Seller and Purchaser hereby acknowledges that the Law Firm has advised such Party that he/she/it should seek outside counsel and business advice other than from the Law Firm, as to the effects, consequences and legalities of the Agreement and the terms and conditions hereof.

[Remainder of page left intentionally blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

“PURCHASER”

Petron Energy II, Inc.

By: /s/ Floyd L. Smith
Floyd L. Smith
President
10,000,000 Shares Purchased

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“COMPANY”

Restaurant Concepts of America Inc.

/s/ David Cho
David Cho
President

“SELLERS”

/s/ David Cho
David Cho

Shares Sold: 5,500,000

Represented by Certificates #: 10-16, 6-9

/s/ Pete Wainscott
Pete Wainscott

Shares Sold: 3,500,000

Represented by Certificates #: 48-54

/s/ David Loev
David M. Loev

Shares Sold: 1,000,000

Represented by Certificates #: 29-30